Exhibit 9(iii) under Form N-1A
                                   Exhibit 10 under Item 601/Reg. S-K

                     AMENDMENT NO. 2 TO SCHEDULE A
        FUND ACCOUNTING AND SHAREHOLDER RECORDKEEPING AGREEMENT

         This Amendment No. 2 to Schedule A of the Fund Accounting and Shareholder Recordkeeping Agreement is made and entered into as of August 1, 1994 by and between the Marshall Funds, Inc. (the "Company"), a Wisconsin corporation, and Federated Administrative Services, assignee of Federated Services Company ("Services"), a Delaware business trust.

         WHEREAS, the Company and Services entered into a Fund
Accounting and Shareholder Recordkeeping Agreement dated September 14, 1992 (the "Agreement"); and

         WHEREAS, the Company and Services have agreed to amend the Agreement in certain respects;

         NOW THEREFORE, the parties intending to be legally bound agree as follows:

         1. Schedule A to the Agreement (as amended) is hereby amended by adding the following:

                                        STANDARD GLOBAL/INTERNATIONAL FUNDS

                                                  FUND ACCOUNTING
                                                   FEE SCHEDULE

ANNUAL FEES FOR PORTFOLIO RECORD KEEPING/FUND ACCOUNTING SERVICES

         First $100 Million                       3.5 Basis Points
         $100 Million - $300 Million              2.5 Basis Points
         $300 Million - $500 Million              1.5 Basis Points
         Over $500 Million                        1.0 Basis Points
Fund Minimum                                           $48,000
Additional Class of Shares                             $12,000

         (Plus pricing charges and other out-of-pocket expenses)

         WITNESS of the due execution hereof this November 1, 1996.

Attest:                            MARSHALL FUNDS, INC.

/S/ PETER J. GERMAIN               By:/S/ JOSEPH S. MACHI

Secretary                               Vice President

Attest:                            FEDERATED ADMINISTRATIVE SERVICES

                                   (assignee of Federated Services Company)

/S/ THOMAS J. WARD                 By:/S/ DOUGLAS L. HEIN

Secretary                              Senior Vice President